Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the S-3 registration statements (File Nos. 333-188381 and 333-208784) and the S-8 registration statements (File Nos. 333-184884 and 333-204129) of ClearSign Combustion Corporation of our report dated February 14, 2017 with respect to the audited financial statements of ClearSign Combustion Corporation for the years ended December 31, 2016 and 2015.

/s/ Gumbiner Savett Inc.

February 14, 2017

Santa Monica, California